Exhibit 99.1

Contact: Daniel Molinaro 281-823-4941

NOW Inc. Announces Third Quarter 2016 Results

HOUSTON, TX, November 2, 2016 - NOW Inc. (NYSE: DNOW) reported for its third quarter ended September 30, 2016 a net loss of $56 million, or $0.53 per fully diluted share, compared to net loss of $224 million, or $2.09 per fully diluted share in the same period of 2015. Net loss excluding other costs, a non-GAAP measure, was $36 million or $0.34 per fully diluted share. Other costs in the third quarter of 2016 included $1 million in severance charges and an after-tax charge of $19 million for a valuation allowance recorded against the Company’s deferred tax assets.

The Company’s revenues for the third quarter of 2016 were $520 million, an increase of four percent from the second quarter of 2016.

Cash flows from operating activities were $31 million for the third quarter of 2016 and $186 million year-to-date.

Robert Workman, President and CEO of NOW Inc., added “Emerging from what we hope was the bottom of this cycle in the second quarter, North American rig count grew in the third quarter. We posted improved performance as warehousing, selling and administrative costs and capital expenditures were lower than forecast while working capital efficiency gains are still proving fruitful and enabling us to produce free cash flow. International offshore softness and seasonal holiday implications suggest a choppy recovery. Our focus remains on deepening customer and supplier relationships, calibrating our business to the market and further leveraging legacy and acquired businesses to strengthen and expand our competitive position in the market.”

United States

Third quarter revenues for the United States were $372 million, up ten percent from the second quarter of 2016, or up five percent when ignoring the favorable impact of acquisitions. Revenues decreased 25 percent from the third quarter of 2015, or 36 percent when excluding acquisitions, outpacing the United States rig count decline of 45 percent in the same period.

Canada

Canada revenues were $67 million, up 22 percent compared to the second quarter of 2016 and down 29 percent from the third quarter of 2015. These changes were driven by fluctuations in the levels of operating activity, where Canada rig counts improved 147 percent sequentially, but were down 37 percent from the third quarter of 2015.

International

International operations generated third quarter revenues of $81 million, down 26 percent from the second quarter of 2016 and down 50 percent from the third quarter of 2015, versus international rig count declines of one percent and 17 percent, respectively, driven by the continued deterioration in offshore market activity and a sustained customer focus on utilizing owned inventory.

The Company has scheduled a conference call for November 2, 2016, at 8:00 a.m. Central Time to discuss third quarter 2016 results. The call will be broadcast through NOW Inc.’s Investor Relations website at ir.distributionnow.com, on a listen-only basis. Prior to the beginning of the call a supplemental presentation titled “NOW Inc. (DNOW) Third Quarter 2016 Review & Key Takeaways” will be available on the Company’s Investor Relations website. A replay of the call will be available on the site for thirty days following the conference call. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time and asking for the “NOW Inc. Earnings Conference Call” or the “DistributionNOW Earnings Conference Call.”

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of more than 300 locations and approximately 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$131	$90
Receivables, net	339	485
Inventories, net	532	693
Prepaid and other current assets	22	24

Total current assets	1,024	1,292
Property, plant and equipment, net	153	165
Deferred income taxes	2	4
Goodwill	331	205
Intangibles, net	194	161
Other assets	7	5

Total assets	1,711	1,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$193	$211
Accrued liabilities	95	94
Other current liabilities	4	2

Total current liabilities	292	307
Long-term debt	145	108
Deferred income taxes	4	11
Other long-term liabilities	2	3

Total liabilities	443	429
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,473,952 and 107,219,138 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1	1
Additional paid-in capital	1,996	1,980
Accumulated deficit	(607)	(444)
Accumulated other comprehensive loss	(122)	(134)

Total stockholders’ equity	1,268	1,403

Total liabilities and stockholders’ equity	$1,711	$1,832

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenue	$520	$753	$501	$1,569	$2,366
Operating expenses:
Cost of products	433	636	418	1,312	1,970
Warehousing, selling and administrative	140	153	140	432	467
Impairment of goodwill	—	255	—	—	255

Operating loss	(53)	(291)	(57)	(175)	(326)
Other expense	(3)	—	(2)	(7)	(6)

Loss before income taxes	(56)	(291)	(59)	(182)	(332)
Income tax benefit	—	(67)	(15)	(19)	(79)

Net loss	$(56)	$(224)	$(44)	$(163)	$(253)

Loss per share:
Basic loss per common share	$(0.53)	$(2.09)	$(0.40)	$(1.52)	$(2.36)

Diluted loss per common share	$(0.53)	$(2.09)	$(0.40)	$(1.52)	$(2.36)

Weighted-average common shares outstanding, basic	107	107	107	107	107

Weighted-average common shares outstanding, diluted	107	107	107	107	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenue:
United States	$372	$497	$337	$1,066	$1,594
Canada	67	94	55	185	299
International	81	162	109	318	473

Total revenue	$520	$753	$501	$1,569	$2,366

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET LOSS TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP net loss (1)	$(56)	$(224)	$(44)	$(163)	$(253)
Interest, net	1	1	1	2	1
Income tax benefit	—	(67)	(15)	(19)	(79)
Depreciation and amortization	14	10	13	39	26
Other costs (2)	1	260	3	8	272

EBITDA excluding other costs	$(40)	$(20)	$(42)	$(133)	$(33)

EBITDA % excluding other costs (3)	(7.7%)	(2.7%)	(8.4%)	(8.5%)	(1.4%)

NET LOSS TO NON-GAAP NET LOSS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP net loss (1)	$(56)	$(224)	$(44)	$(163)	$(253)
Other costs, net of tax (4)	20	206	—	45	215

Net loss excluding other costs	$(36)	$(18)	$(44)	$(118)	$(38)

DILUTED LOSS PER SHARE TO NON-GAAP DILUTED LOSS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP diluted loss per share (1)	$(0.53)	$(2.09)	$(0.40)	$(1.52)	$(2.36)
Other costs, net of tax (4)	0.19	1.92	—	0.42	2.00

Diluted loss per share excluding other costs (5)	$(0.34)	$(0.17)	$(0.40)	$(1.10)	$(0.36)

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net loss excluding other costs and (iii) diluted loss per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.
(2)	For the three and nine months ended September 30, 2016, other costs primarily includes the transaction costs associated with acquisition activity, including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions and severance expenses which are included in operating loss. For the three and nine months ended September 30, 2015, other costs additionally includes the estimated goodwill impairment charge of $255 million.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)	Other costs, net of tax, for the three and nine months ended September 30, 2016 and 2015 included expenses of $19 million, $39 million, nil and nil, after tax, respectively, for a valuation allowance recorded against the Company’s deferred tax assets; as well as, $1 million, $6 million, $206 million and $215 million, after tax, respectively, in transaction costs associated with acquisitions, including the cost of inventory that was stepped up to fair value during purchase accounting related to acquisitions, and severance expenses, as well as, impairment charges associated with the fair value of goodwill, which are included in operating loss. Other costs, net of tax, for the second quarter of 2016 included $3 million, after tax, in acquisition-related and severance charges and a net $3 million after-tax benefit related to a deferred tax asset valuation allowance release. Other costs, net of tax, was less than $1 million, after tax, for the three months ended June 30, 2016.
(5)	Per share amounts may not foot due to rounding.